As filed with the Securities and Exchange Commission on October 25, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

WACHOVIA CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina	56-0898180
(State of incorporation)	(I.R.S. Employer Identification No.)

One Wachovia Center Charlotte, North Carolina	28288-0013
(Address of principal executive offices)	(Zip Code)

Wachovia Corporation Amended and Restated 2003 Stock Incentive Plan

(Full title of the plan)

Ross E. Jeffries, Jr., Esq.

Senior Vice President and Deputy General Counsel

Wachovia Corporation

One Wachovia Center

Charlotte, North Carolina 28288-0630

(Name and address of agent for service)

(704) 374-6611

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED (1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (2)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE
Common stock, $3.33 1/3 par value (including rights to purchase shares of common stock)	50,000,000 shs.	$55.52	$2,776,000,000	$297,032

(1)	Represents 50,000,000 additional shares of the Corporation’s common stock that may be offered or sold pursuant to the Wachovia Corporation Amended and Restated 2003 Stock Incentive Plan (the “Plan”). An aggregate of 180,000,000 shares of the Corporation’s common stock may be issued pursuant to the Plan, including the 50,000,000 shares registered hereby. A total of 130,000,000 shares were previously registered (Registration No. 333-104811) and fees of $396,859 were paid in connection with such registration.
(2)	Pursuant to Rule 457(c) and (h)(1) of the Securities Act of 1933, as amended (the “Securities Act”), the registration fee is being computed based upon (A) $55.52, the average of the high and low prices of the Corporation’s common stock reported on the New York Stock Exchange Composite Transactions tape on October 24, 2006, and (B) the additional 50,000,000 shares registered hereby and issuable under the Plan over the remaining 5-year life of the Plan.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated by reference in this Registration Statement (excluding portions of those documents not deemed to be filed):

(i)	the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005;

(ii)	the Corporation’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2006 and June 30, 2006;

(iii)	the Corporation’s Current Reports on Form 8-K dated as of January 3, 2006, January 19, 2006, January 30, 2006, January 31, 2006, February 1, 2006, February 24, 2006, April 14, 2006, April 17, 2006, May 8, 2006, May 19, 2006, July 20, 2006, August 2, 2006, August 22, 2006, October 2, 2006, October 16, 2006 and October 19, 2006;

(iv)	The description of Wachovia common stock set forth in the registration statement on Form 8-A12B filed pursuant to Section 12 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed with the SEC for the purposes of updating this description; and

(v)	The description of the rights agreement, contained in a registration statement on Form 8-A filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed with the SEC for the purposes of updating this description.

In addition, all documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding portions of those documents not deemed to be filed) prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 5. Interests of Named Experts and Counsel.

The validity of the shares of Common Stock issuable under the Wachovia Corporation Amended and Restated 2003 Stock Incentive Plan have been passed upon for the Corporation by Ross E. Jeffries, Jr., Esq., Senior Vice President and Deputy General Counsel of the Corporation. Mr. Jeffries owns shares of Common Stock and holds options to purchase additional shares of Common Stock.

Item 6. Indemnification of Directors and Officers.

Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, the statute provides that (i) a corporation must indemnify a director or officer against reasonable expenses who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer if he is not wholly successful in such defense, if it is determined as provided in the statute that the director or officer meets a certain standard of conduct, provided when a director or officer is liable to the corporation or liable on the basis of receiving a personal benefit, the corporation may not indemnify him. The statute also permits a director or officer of a corporation who is a party to a proceeding to apply to the courts for indemnification, unless the articles of incorporation provide otherwise, and the court may order indemnification under certain circumstances set forth in the statute. The statute further provides that a corporation may in its articles of incorporation or bylaws or by contract or resolution provide indemnification in addition to that provided by the statute, subject to certain conditions set forth in the statute.

The Corporation’s bylaws provide for the indemnification of the Corporation’s directors and executive officers by the Corporation against liabilities arising out of his status as such, excluding any liability relating to activities which were at the time taken known or believed by such person to be clearly in conflict with the best interests of the Corporation. The Corporation’s articles of incorporation provide for the elimination of the personal liability of each director of the Corporation to the fullest extent permitted by the provisions of the North Carolina Business Corporation Act, as the same may from time to time be in effect.

The Corporation maintains directors and officers liability insurance. In general, the policy insures (i) the Corporation’s directors and officers against loss by reason of any of their wrongful acts, and/or (ii) the Corporation against loss arising from claims against the directors and officers by reason of their wrongful acts, all subject to the terms and conditions contained in the policy.

Item 8. Exhibits.

Exhibit No.	Description
(4)(a)	Restated Articles of Incorporation of the Corporation (Incorporated by reference to Exhibit (3)(a) to the Corporation’s 2001 Third Quarter Report on Form 10-Q.)

(4)(b)	Articles of Amendment to Articles of Incorporation of the Corporation. (Incorporated by reference to Exhibit (3)(b) to the Corporation’s 2002 Annual Report on Form 10-K.)

(4)(c)	Articles of Amendment to Articles of Incorporation of the Corporation. (Incorporated by reference to Exhibit (3)(c) to the Corporation’s 2002 Annual Report on Form 10-K.)

(4)(d)	Articles of Amendment to Articles of Incorporation (Incorporated by reference to Exhibit 4.1 to Wachovia’s Current Report on Form 8-K dated February 1, 2006.)

(4)(e)	Shareholder Protection Rights Agreement. (Incorporated by reference to Exhibit (4) to the Corporation’s Current Report on Form 8-K dated December 20, 2000, to Exhibit (4)(a) to Wachovia’s Quarterly Report on Form 10-Q for the period ended June 30, 2001 and to Exhibit (4)(c) to Wachovia’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.)

(4)(f)	All instruments defining the rights of holders of long-term debt of Wachovia and its subsidiaries. (Not filed pursuant to (4)(iii) of Item 601(b) of Regulation S-K; to be furnished upon request of the Commission.)

(5)	Opinion of Ross E. Jeffries, Jr., Esq.

(12)(a)	Computations of Consolidated Ratios of Earnings to Fixed Charges. (Incorporated by reference to Exhibit (12)(a) to Wachovia’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2006.)

(12)(b)	Computations of Consolidated Ratios of Earnings to Fixed Charges and Preferred Stock Dividends. (Incorporated by reference to Exhibit (12)(b) to Wachovia’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2006.)

(23)(a)	Consent of KPMG LLP.

(23)(b)	Consent of Deloitte & Touche LLP.

(23)(c)	Consent of Ross E. Jeffries, Jr., Esq. (Included in Exhibit (5).)

(24)	Power of Attorney.

Item 9. Undertakings.

(a) Rule 415 offering.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (as amended, the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Filings incorporating subsequent Exchange Act documents by reference.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Request for acceleration of effective date or filing of registration statement on Form S-8.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on October 25, 2006.

WACHOVIA CORPORATION

By:	/s/ Ross E. Jeffries, Jr.
Ross E. Jeffries, Jr.
Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	CAPACITY

G. KENNEDY THOMPSON* G. KENNEDY THOMPSON	Chairman, President, Chief Executive Officer and Director

THOMAS J. WURTZ* THOMAS J. WURTZ	Senior Executive Vice President and Chief Financial Officer

/s/ PETER M. CARLSON PETER M. CARLSON	Senior Vice President and Corporate Controller (Principal Accounting Officer)

JOHN D. BAKER, II* JOHN D. BAKER, II	Director

ROBERT J. BROWN* ROBERT J. BROWN	Director

PETER C. BROWNING* PETER C. BROWNING	Director

JOHN T. CASTEEN, III* JOHN T. CASTEEN, III	Director

JEROME GITT	Director

WILLIAM H. GOODWIN, JR.* WILLIAM H. GOODWIN, JR.	Director

MARYELLEN C. HERRINGER	Director

ROBERT A. INGRAM* ROBERT A. INGRAM	Director

DONALD M. JAMES* DONALD M. JAMES	Director

MACKEY J. MCDONALD* MACKEY J. MCDONALD	Director

JOSEPH NEUBAUER* JOSEPH NEUBAUER	Director

ERNEST S. RADY* ERNEST S. RADY	Director

VAN L. RICHEY* VAN L. RICHEY	Director

RUTH G. SHAW* RUTH G. SHAW	Director

LANTY L. SMITH* LANTY L. SMITH	Director

JOHN C. WHITAKER, JR.* JOHN C. WHITAKER, JR.	Director

DONA DAVIS YOUNG* DONA DAVIS YOUNG	Director

* By Ross E. Jeffries, Jr., Attorney-in-Fact

/s/ Ross E. Jeffries, Jr.
Ross E. Jeffries, Jr.

Date: October 25, 2006

EXHIBIT INDEX

Exhibit No.	Description
(4)(a)	Restated Articles of Incorporation of the Corporation (Incorporated by reference to Exhibit (3)(a) to the Corporation’s 2001 Third Quarter Report on Form 10-Q.)

(4)(b)	Articles of Amendment to Articles of Incorporation of the Corporation. (Incorporated by reference to Exhibit (3)(b) to the Corporation’s 2002 Annual Report on Form 10-K.)

(4)(c)	Articles of Amendment to Articles of Incorporation of the Corporation. (Incorporated by reference to Exhibit (3)(c) to the Corporation’s 2002 Annual Report on Form 10-K.)

(4)(d)	Articles of Amendment to Articles of Incorporation (Incorporated by reference to Exhibit 4.1 to Wachovia’s Current Report on Form 8-K dated February 1, 2006.)

(4)(e)	Shareholder Protection Rights Agreement. (Incorporated by reference to Exhibit (4) to the Corporation’s Current Report on Form 8-K dated December 20, 2000, to Exhibit (4)(a) to Wachovia’s Quarterly Report on Form 10-Q for the period ended June 30, 2001 and to Exhibit (4)(c) to Wachovia’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.)

(4)(f)	All instruments defining the rights of holders of long-term debt of Wachovia and its subsidiaries. (Not filed pursuant to (4)(iii) of Item 601(b) of Regulation S-K; to be furnished upon request of the Commission.)

(5)	Opinion of Ross E. Jeffries, Jr., Esq.

(12)(a)	Computations of Consolidated Ratios of Earnings to Fixed Charges. (Incorporated by reference to Exhibit (12)(a) to Wachovia’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2006.)

(12)(b)	Computations of Consolidated Ratios of Earnings to Fixed Charges and Preferred Stock Dividends. (Incorporated by reference to Exhibit (12)(b) to Wachovia’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2006.)

(23)(a)	Consent of KPMG LLP.

(23)(b)	Consent of Deloitte & Touche LLP.

(23)(c)	Consent of Ross E. Jeffries, Jr., Esq. (Included in Exhibit (5).)

(24)	Power of Attorney.